UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 12, 2019

Washington Prime Group Inc.

Washington Prime Group, L.P.

(Exact name of Registrant as specified in its Charter)

Indiana Indiana	001-36252 333-206500-01	46-4323686 46-4674640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 East Broad Street Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (614) 621-9000

N/A

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01.  Entry into a Material Definitive Agreement.

On February 12, 2019, Washington Prime Group Inc. (the “Registrant,” “Company” or “WPG”) executed an amendment (the “Amendment”) to the Employment Agreement, entered into on August 6, 2018 and effective as of August 3, 2018 (the “Agreement”), between the Company and Lisa A. Indest, the Company’s incumbent Executive Vice President, Finance and Chief Accounting Officer. Ms. Indest was promoted from Senior Vice President, Finance to Executive Vice President, Finance and elected to that positon by the WPG Board of Directors (the “Board”) on February 12, 2019. The Board and its Compensation Committee also approved the Amendment on February 12, 2019.

Under the Amendment, the Agreement is modified to: (i) reflect Ms. Indest’s title change to Executive Vice President, Finance and Chief Accounting Officer, (ii) increase her annual base salary, and (iii) modify and increase Ms. Indest’s target bonus opportunity under the Company’s annual cash incentive (bonus) plan. All other terms of the Agreement remain unaltered and of full force and effect. The disclosure under this Item 1.01 is qualified in its entirety by the Amendment attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1

First Amendment to Employment Agreement, entered into on August 6, 2018 and effective as of August 3, 2018 by and between Washington Prime Group Inc. and Lisa A. Indest, dated as of February 12, 2019 and effective as of February 12, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2019	WASHINGTON PRIME GROUP INC. By: /s/ Robert P. Demchak Name: Robert P. Demchak Title: Executive Vice President, General Counsel and Corporate Secretary